NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:		AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO		Analysts/Investors: Marilynn Meek
(312) 346-8100		(212) 827-3773
OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2018

CHICAGO – January 24, 2019 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):
	Quarters Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Pretax income (loss)	$(137.5)	$354.7	$438.1	$725.4
Pretax investment gains (losses) included in pretax income (loss)	(308.2)	154.0	(235.6)	211.6
Pretax income (loss) excluding investment gains (losses)	$170.6	$200.6	$673.7	$513.8

Net income (loss)	$(106.5)	$299.6	$370.5	$560.5
Net of tax investment gains (losses) included in net income (loss)	(243.3)	205.1	(185.9)	242.4
Net income (loss) excluding investment gains (losses)	$136.8	$94.5	$556.4	$318.0
As noted on pages 2 and 3, performance comparisons among the periods reported upon are affected by two significant events in 2018, and by special operating charges and deferred tax adjustments in 2017. The components of consolidated net income (loss) shown in the above table are also reflected on a per share basis in the Financial Highlights below.

FINANCIAL HIGHLIGHTS (a)
	Quarters Ended December 31,			Years Ended December 31,
	2018	2017	Change	2018	2017	Change
SUMMARY INCOME STATEMENTS:
Revenues:
Net premiums and fees earned	$1,448.4	$1,442.4	0.4%	$5,703.9	$5,539.7	3.0%
Net investment income	110.3	103.7	6.3	431.8	409.4	5.5
Other income	30.4	25.9	17.2	121.6	102.2	18.9
Total operating revenues	1,589.1	1,572.1	1.1	6,257.4	6,051.5	3.4
Investment gains (losses):
Realized from actual transactions	3.3	154.0		58.2	211.6
Unrealized from changes in fair value of equity securities	(311.6)	—		(293.8)	—
Total investment gains (losses)	(308.2)	154.0		(235.6)	211.6
Total revenues	1,280.9	1,726.2		6,021.8	6,263.1
Operating expenses:
Claim costs	639.9	534.1	19.8	2,460.7	2,478.8	-0.7
Sales and general expenses	770.6	822.6	-6.3	3,080.6	2,995.7	2.8
Interest and other charges	7.8	14.7	-46.5	42.2	63.0	-33.0
Total operating expenses	1,418.0	1,371.5	3.4%	5,583.7	5,537.7	0.8%
Pretax income (loss)	(137.5)	354.7		438.1	725.4
Income taxes (credits)	(31.0)	55.0		67.5	164.8
Net income (loss)	$(106.5)	$299.6		$370.5	$560.5

COMMON STOCK STATISTICS:
Net income (loss) per share: Basic	$(0.36)	$1.13		$1.26	$2.14
Diluted	$(0.36)	$1.01		$1.24	$1.92
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.45	$0.36		$1.89	$1.21
Net investment gains (losses):
Realized from actual transactions	0.01	0.77		0.16	0.93
Unrealized from changes in fair value of equity securities	(0.82)	—		(0.79)	—
Basic net income (loss)	$(0.36)	$1.13		$1.26	$2.14
Diluted net income (loss) excluding investment gains (losses)	$0.45	$0.33		$1.86	$1.11
Net investment gains (losses):
Realized from actual transactions	0.01	0.68		0.15	0.81
Unrealized from changes in fair value of equity securities	(0.82)	—		(0.77)	—
Diluted net income (loss)	$(0.36)	$1.01		$1.24	$1.92
Cash dividends on common stock	$0.1950	$1.1900		$0.7800	$1.7600
Book value per share				$17.23	$17.72	-2.8%

Common shares outstanding: Average basic	299,080,914	264,041,834	13.3%	294,248,871	262,114,533	12.3%
Average diluted	299,080,914	300,846,014	-0.6%	301,016,076	299,387,373	0.5%
Actual, end of period				302,714,502	269,238,727	12.4%
__________________
(a) All amounts in this report are stated in millions except common stock data and percentages.

Old Republic International Corporation

Effective January 1, 2018, two significant events transpired that have a bearing on the year-over-year comparability of consolidated pretax and net income. One arises from a rule of the Financial Accounting Standards Board (“FASB”) that requires the inclusion of unrealized investment gains or losses emanating from changes in the fair value of equity (but not fixed maturity) securities in the determination of pre and post-tax income. The second relates to a reduction in nominal Federal corporate income tax rates from 35% to 21%. The impact of the 2018 rate change on the reported 2017 effective tax rates is discussed at the bottom of this page.

The realization of investment gains or losses can be highly discretionary and can be affected by such randomly occurring factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning and tax-rate change considerations, and modifications of investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. The inclusion, starting in 2018, of securities market-driven changes in equity investments’ valuations will most likely produce, as it has in 2018, greater period-to-period fluctuations in reported net income, particularly at times of significant instability or volatility in such markets. This accounting change, however, has no effect, on the determination of such critical elements as current income taxes, debt-to-equity ratios, shareholders’ equity, or, most importantly, the conduct of insurance subsidiaries’ operations and their ability to pay dividends to the ORI holding company parent.

The Financial Highlights table on page 1 shows the components of consolidated pretax and net income to reflect the impact that total realized and, beginning in 2018, unrealized investment gains or losses of equity securities have on period-to-period comparisons. Management uses income exclusive of all investment gains (losses) to analyze, evaluate, and establish accountability for the results of Old Republic’s basic insurance operating performance. Net income, however, is the measure of total profitability according to the tenets of generally accepted accounting principles (“GAAP”).

The table on the following page presents the major segmented elements of the Company’s financial performance. This reflects: 1) the above-cited significant events for 2018, and 2) the special operating charges for the fourth quarter and full year 2017 which consisted of: (a) General insurance claims provisions ($(12.0) million and $8.0 million for the fourth quarter and year ended December 31, 2017, respectively) associated with then current evaluations of hurricane claim exposures, (b) additional claim and related expense provisions ($130.0 million for the year 2017) applicable to final settlements and probable dispositions of all known litigated and other claims costs incurred by the Company’s RFIG run-off business during the Great Recession years and their aftermath, (c) charges for additional 2017 estimated employee incentive awards ($32.3 million for both the fourth quarter and year ended December 31, 2017), and (d) adjustment of previously estimated life insurance reserves and cost assumptions ($9.5 million for both the fourth quarter and year ended December 31, 2017).

In the table on the following page, the amounts shown for: (1) underwriting and related services income (loss) represent net premiums, fees, and other income reduced by claim costs and sales and general expenses; and (2) segmented and consolidated pretax income (loss), excluding investment gains (losses), represent the combination of underwriting and related services income (loss) and net investment income, reduced by interest and other charges.

In general, taxable income stemming from: (a) underwriting and related services, and (b) investments in corporate and federal government debt securities are taxed at the nominal tax rates in effect during the reporting periods, while income emanating from: (c) investments in states’ and their subdivisions’ debt securities, and (d) dividends from equity securities are taxed at a reduced nominal tax rate. The table below shows the effective consolidated income tax rates which result from application of such nominal or nominally-adjusted tax rates to these various components of taxable income.

	Quarters Ended			Years Ended
	December 31,			December 31,
		2017			2017
	2018	As Reported	As Adjusted*	2018	As Reported	As Adjusted*
Net income (loss)	(22.6)%	15.5%	33.3%	15.4%	22.7%	31.4%
Realized investment
gains (losses)	22.2%	(33.1)%	35.0%	21.1%	(14.6)%	35.0%
Unrealized investment
gains (losses)	(21.1)%	N/A	N/A	(21.1)%	N/A	N/A
Net income (loss) excluding
investment gains (losses)	19.8%	52.9%	32.1%	17.4%	38.1%	30.0%
__________________

*
In the final quarter of 2017, deferred income tax adjustments were made as required to reflect the lower Federal income tax rates which took effect at the beginning of 2018. The adjustments amounted to a deferred income tax charge of $41.8 applied to income excluding investment gains or losses, and a deferred income tax credit of $104.9 applied to investment gains or losses. The 2017 As Adjusted effective income tax rates in the above table reflect the exclusion of such required adjustments.

Old Republic International Corporation

	Major Segmented and Consolidated Elements of Income (Loss)
	Quarters Ended December 31,			Years Ended December 31,
	2018	2017	Change	2018	2017	Change
Net premiums, fees, and other income:
General insurance	$835.7	$797.1	4.8%	$3,277.1	$3,110.8	5.3%
Title insurance	592.5	616.6	-3.9	2,336.1	2,287.2	2.1
Corporate and other	3.4	4.3	-21.4	14.6	18.8	-22.0
Other income	30.4	25.9	17.2	121.6	102.2	18.9
Subtotal	1,462.1	1,444.1	1.2	5,749.5	5,519.1	4.2
RFIG run-off business	16.6	24.2	-31.1	75.9	122.9	-38.2
Consolidated total	$1,478.8	$1,468.3	0.7%	$5,825.5	$5,642.0	3.3%
Underwriting and related services income (loss):
General insurance	$13.2	$58.9	-77.6%	$91.2	$84.3	8.2%
Title insurance	52.5	56.0	-6.3	185.1	206.7	-10.5
Corporate and other (a)	(4.5)	(12.9)	64.7	(21.9)	(28.4)	22.7
Subtotal	61.1	102.0	-40.1	254.3	262.6	-3.2
RFIG run-off business	7.0	9.5	-25.5	29.7	(95.2)	131.2
Consolidated total	$68.2	$111.5	-38.9%	$284.0	$167.3	69.7%
Consolidated composite ratio:
Claim ratio	44.2%	37.0%		43.1%	44.7%
Expense ratio	50.9	55.0		51.6	52.0
Composite ratio	95.1%	92.0%		94.7%	96.7%
Net investment income:
General insurance	$87.2	$80.9	7.8%	$341.0	$318.9	6.9%
Title insurance	10.0	9.3	6.8	38.8	37.3	4.2
Corporate and other	8.3	8.1	2.3	31.7	31.4	1.2
Subtotal	105.5	98.4	7.2	411.7	387.7	6.2
RFIG run-off business	4.7	5.3	-10.7	20.1	21.7	-7.2
Consolidated total	$110.3	$103.7	6.3%	$431.8	$409.4	5.5%
Interest and other charges:
General insurance	$15.6	$15.6		$68.3	$62.9
Title insurance	1.3	1.1		4.6	6.9
Corporate and other (b)	(9.0)	(2.1)		(30.6)	(6.9)
Subtotal	7.8	14.7		42.2	63.0
RFIG run-off business	—	—		—	—
Consolidated total	$7.8	$14.7	-46.5%	$42.2	$63.0	-33.0%
Segmented and consolidated pretax income
(loss) excluding investment gains (losses):
General insurance	$84.8	$124.1	-31.7%	$363.9	$340.3	6.9%
Title insurance	61.1	64.2	-4.8	219.3	237.1	-7.5
Corporate and other	12.8	(2.5)	N/M	40.4	9.9	N/M
Subtotal	158.8	185.8	-14.5	623.8	587.3	6.2
RFIG run-off business	11.8	14.8	-20.1	49.9	(73.5)	167.9
Consolidated pretax income (loss) excluding
investment gains (losses)	170.6	200.6	-14.9%	673.7	513.8	31.1%
Income taxes (credits) on above (c)	33.8	106.0		117.2	195.7
Net income (loss) excluding
investment gains (losses)	136.8	94.5		556.4	318.0
Consolidated pretax investment gains (losses):
Realized from actual transactions	3.3	154.0		58.2	211.6
Unrealized from changes in fair value of
equity securities	(311.6)	—		(293.8)	—
Consolidated realized and unrealized
investment gains (losses)	(308.2)	154.0		(235.6)	211.6
Income taxes (credits) on investment
gains (losses) (c)	(64.8)	(51.0)		(49.6)	(30.8)
Net of tax investment gains (losses)	(243.3)	205.1		(185.9)	242.4
Net income (loss)	$(106.5)	$299.6		$370.5	$560.5
Net operating cash flows:
Consolidated				$760.5	$452.8	68.0%
Exclusive of RFIG run-off business				$837.0	$765.3	9.4%
__________________
(a) Includes general administrative expenses. / (b) Includes net external and internal debt interest costs and consolidation/elimination entries. / (c) See the table at the bottom of page 2 for information about year-end 2017 deferred tax adjustments.

Old Republic International Corporation

General Insurance Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	General Insurance Business Segment
	Quarters Ended December 31,			Years Ended December 31,
	2018	2017	Change	2018	2017	Change
Net premiums earned	$835.7	$797.1	4.8%	$3,277.1	$3,110.8	5.3%
Net investment income	87.2	80.9	7.8	341.0	318.9	6.9
Other income	30.7	26.0	18.2	121.3	101.8	19.1
Operating revenues	953.7	904.0	5.5	3,739.4	3,531.6	5.9
Claim costs (a)	626.5	524.9	19.3	2,365.8	2,234.4	5.9
Sales and general expenses	226.8	239.2	-5.2	941.3	893.8	5.3
Interest and other charges	15.6	15.6	—	68.3	62.9	8.5
Operating expenses	868.9	779.9	11.4	3,375.5	3,191.3	5.8
Segment pretax operating income (loss) (b)	$84.8	$124.1	-31.7%	$363.9	$340.3	6.9%

Claim ratio	75.0%	65.9%	72.2%	71.8%
Expense ratio	23.5	26.8	25.0	25.5
Composite ratio	98.5%	92.7%	97.2%	97.3%
__________________

(a)	General insurance pretax results for the quarter and year ended December 31, 2017 include hurricane-related claim costs of $(12.0) and $8.0, respectively.

(b)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $3.0 and $3.8 of pretax operating income for the fourth quarter and year 2018, and $1.8 and $(121.1) of pretax operating income (loss) for the fourth quarter and year 2017, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

With few exceptions, earned premiums grew for most types of coverages and markets served. The cumulative effects of recent years’ and ongoing premium rate increases for several insurance products, along with new business production were main contributors to premium growth. The greater premium levels stemmed principally from commercial automobile (trucking), national accounts, executive indemnity, auto warranties, and the various coverages offered by a new underwriting facility established in early 2015. Net investment income gained in the context of a slightly higher invested asset base and relatively stable yield environment.

As the table below indicates, claim ratios have been on a fairly consistent downtrend during the past five years. The improvement has arisen from slightly lower estimates of current accident years' claim provisions, and by the lessening impacts from developments of prior years' reserve estimates. The claim ratio increase in 2018's final quarter resulted from recurring fiscal twelve month reserve evaluations of current and prior years' developing claim experience. Substantially all of this increase stemmed from the past decade's new books of business that are subject to ongoing adjustments to the underwriting and claim management processes.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2014	77.9%	3.9%	74.0%
2015	74.1	1.5	72.6
2016	73.0	0.3	72.7
2017	71.8	0.7	71.1
2018	72.2%	—%	72.2%
4th Quarter 2017	65.9%	(2.4)%	68.3%
4th Quarter 2018	75.0%	(0.9)%	75.9%

As the above table shows, year-over-year operating expenses have remained aligned with earned premiums trends.

Quarterly and even annual claim provisions and the trends they display may not be particularly meaningful indicators of future outcomes for Old Republic’s liability-oriented mix of business. Absent significant economic and insurance industry dislocations in the foreseeable future, it is currently anticipated that reported claim ratios can be expected to fall within targeted averages in the high 60 to low 70 percent range. The current mix of business should reflect an expense ratio ranging between 23 and 25 percent. Expense ratios for the fourth quarter of 2017 were slightly above this long-term operating objective due to additional charges for estimated employee incentive awards.

Old Republic International Corporation

Title Insurance Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	Title Insurance Business Segment
	Quarters Ended December 31,			Years Ended December 31,
	2018	2017	Change	2018	2017	Change
Net premiums and fees earned	$592.5	$616.6	-3.9%	$2,336.1	$2,287.2	2.1%
Net investment income	10.0	9.3	6.8	38.8	37.3	4.2
Other income	(0.2)	—	N/M	0.3	0.5	N/M
Operating revenues	602.2	626.0	-3.8	2,375.4	2,325.0	2.2
Claim costs	3.2	(13.7)	123.9	48.3	20.8	131.7
Sales and general expenses	536.4	574.4	-6.6	2,103.0	2,060.1	2.1
Interest and other charges	1.3	1.1	15.5	4.6	6.9	-33.9
Operating expenses	541.1	561.8	-3.7	2,156.0	2,087.9	3.3
Segment pretax operating income (loss)	$61.1	$64.2	-4.8%	$219.3	$237.1	-7.5%

Claim ratio	0.6%	(2.2)%	2.1%	0.9%
Expense ratio	90.6	93.1	90.0	90.0
Composite ratio	91.2%	90.9%	92.1%	90.9%

2018 year-over-year comparisons of revenues from title premiums and fees reflect a slowdown in housing and mortgage lending activity during the year. By contrast, claim costs trended higher as favorable development of prior years’ claim reserve estimates edged down. The following table shows recent annual and interim periods’ claim ratios and the effect of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2014	5.2%	(0.8)%	6.0%
2015	4.9	(0.6)	5.5
2016	3.8	(1.1)	4.9
2017	0.9	(3.3)	4.2
2018	2.1%	(2.0)%	4.1%
4th Quarter 2017	(2.2)%	(6.4)%	4.2%
4th Quarter 2018	0.6%	(3.5)%	4.1%

Net investment income is reflective of both a relatively stable invested asset base and investment yield environment. Except for the effect of the aforementioned additional employee incentive awards in the final quarter of 2017, the operating expense ratio has remained aligned with revenues from premiums and fees.

Old Republic International Corporation

RFIG Run-off Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	RFIG Run-off Business Segment
	Quarters Ended December 31,			Years Ended December 31,
	2018	2017	Change	2018	2017	Change
A. Mortgage Insurance (MI)
Net premiums earned	$16.3	$23.7	-31.2%	$74.4	$109.8	-32.3%
Net investment income	4.5	5.0	-10.7	19.2	20.4	-5.9
Claim costs (a)	8.8	12.0	-27.0	32.1	63.3	-49.2
MI pretax operating income (loss)	$8.7	$13.1	-33.6%	$46.7	$48.9	-4.5%

Claim ratio (a)	53.9%	50.8%		43.2%	57.6%
Expense ratio	20.3	15.0		20.0	16.5
Composite ratio	74.2%	65.8%		63.2%	74.1%

B. Consumer Credit Indemnity (CCI)
Net premiums earned	$0.3	$0.4	-27.8%	$1.5	$13.0	-88.3%
Net investment income	0.2	0.2	—	0.8	1.2	-29.6
Claim costs (a)	(2.7)	(1.4)	-95.9	(2.2)	134.5	-101.7
CCI pretax operating income (loss) (b)	$3.0	$1.6	86.6%	$3.2	$(122.4)	102.6%

Claim ratio (a)	N/M	N/M		N/M	N/M
Expense ratio	N/M	N/M		N/M	N/M
Composite ratio	N/M	N/M		N/M	N/M

C. Total MI and CCI run-off business:
Net premiums earned	$16.6	$24.2	-31.1%	$75.9	$122.9	-38.2%
Net investment income	4.7	5.3	-10.7	20.1	21.7	-7.2
Claim costs (a)	6.0	10.6	-43.2	29.9	197.8	-84.9
Segment pretax operating income
(loss) (b)	$11.8	$14.8	-20.1%	$49.9	$(73.5)	167.9%

Claim ratio (a)	36.3%	44.0%		39.4%	160.9%
Expense ratio	21.1	16.6		21.5	16.6
Composite ratio	57.4%	60.6%		60.9%	177.5%
__________________

(a)
RFIG run-off pretax results for the year ended December 31, 2017 include additional claim and related expense provisions of $130.0 applicable to the final settlements and probable dispositions of all known litigated and other claim costs incurred by the Company’s run-off Financial Indemnity business during the Great Recession years and their aftermath. Of the total charge, $23.0 related to mortgage guaranty claim costs, and $107.0 was attributable to additional claim provisions in the consumer credit indemnity run-off business.

(b)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $3.0 and $3.8 of pretax operating income for the fourth quarter and year 2018, and $1.8 and $(121.1) of pretax operating income (loss) for the fourth quarter and year 2017, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Pretax operating results of the run-off MI and CCI business reflect the expected, continuing drop in net earned premiums from declining risk in force. For the CCI coverage in particular, the much lower premiums in 2018 resulted mostly from the 2017 elimination of a major bank business relationship which had been a significant source of both earned premiums and substantially higher litigated claim costs.

The ratios of MI incurred claim costs to earned premiums were reduced by 31.3 and 27.0 percentage points in this year’s fourth quarter and for all of 2018, respectively. For the same respective periods of 2017, the reductions amounted to 32.6 and 38.3 percentage points. In each instance, the reductions reflect favorable developments of prior years’ claim reserves. MI claim costs for 2017, however, had risen most significantly due to third quarter additional claim provisions of $23.0 which added 20.9 percentage points to the claim ratio for the year.

The much more favorable CCI claim ratios for this years’ fourth quarter and all of 2018 reflect the absence of the aforementioned litigation-induced claim costs and favorable development of previously established claim reserves. During 2017's third quarter, additional claim provisions in the amount of $107.0 were made to cover the final settlements and probable dispositions of all known litigated and other claim costs incurred during the Great Recession and its aftermath.

Old Republic International Corporation

Corporate and Other Operating Results - The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations stem from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges (credits) pertaining to external and intra-system financing arrangements. Fourth quarter and full year results were enhanced by the elimination of interest costs related to outstanding external debt converted into ORI common stock in March 2018. Additionally, year-over-year comparisons were particularly affected by a charge of $9.5 resulting from a fourth quarter 2017 review and update of previously established estimates of future interest rates, mortality, and persistency in largely inactive life insurance products. The interplay of these various elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net life and accident premiums earned	$3.4	$4.3	$14.6	$18.8
Net investment income	8.3	8.1	31.7	31.4
Other operating income	—	—	(0.1)	(0.1)
Operating revenues	11.7	12.4	46.3	50.1
Claim costs	4.0	12.3	16.7	25.8
Insurance expenses	1.0	1.3	4.8	8.2
Corporate, interest and other expenses - net	(6.2)	1.4	(15.6)	6.1
Operating expenses	(1.1)	15.0	5.9	40.2
Corporate and other pretax operating income (loss)	$12.8	$(2.5)	$40.4	$9.9

Summary Consolidated Balance Sheet - The following table shows Old Republic's consolidated financial position at the dates shown.

	December 31,
	2018		2017
Assets:
Cash and fixed maturity securities	$9,683.0		$10,145.9
Equity securities	3,380.9		3,265.5
Other invested assets	123.4		124.9
Cash and invested assets	13,187.4		13,536.4
Accounts and premiums receivable	1,499.4		1,469.7
Federal income tax recoverable: Current	16.8		—
Prepaid federal income taxes	129.8		114.3
Reinsurance balances recoverable	3,484.5		3,371.8
Sundry assets	1,008.9		911.1
Total	$19,327.1		$19,403.5
Liabilities and Shareholders' Equity:
Policy liabilities	$2,303.5		$2,176.3
Claim reserves	9,471.2		9,237.6
Federal income tax payable: Current	—		6.5
Deferred	10.3		100.5
Debt	981.4		1,448.7
Sundry liabilities	1,414.2		1,700.5
Shareholders' equity	5,146.2	(a)	4,733.3
Total	$19,327.1		$19,403.5
__________________
(a) Reflects the completed conversion of the 3.75% convertible senior notes into ORI common stock in March, 2018.

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity - The table below shows Old Republic's consolidated cash and invested assets as well as shareholders' equity at the dates shown.

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	December 31,			Dec. '18/	Dec. '17/
	2018	2017	2016	Dec. '17	Dec. '16
Cash and invested assets:
Available for sale fixed maturity securities, cash
and other invested assets, carried at fair value	$8,761.7	$9,203.4	$9,124.9	-4.8%	0.9%
Equity securities, carried at fair value	3,380.9	3,265.5	2,896.1	3.5%	12.8%
Held to maturity, carried at amortized cost	1,044.8	1,067.4	974.8	-2.1%	9.5%
Total per balance sheet	$13,187.4	$13,536.4	$12,995.8	-2.6%	4.2%
Total at original cost for all	$12,950.6	$12,783.4	$12,360.3	1.3%	3.4%

Shareholders' equity: Total	$5,146.2	$4,733.3	$4,460.6	8.7%	6.1%
Per common share	$17.23	$17.72	$17.16	-2.8%	3.3%

Composition of shareholders' equity per share:
Equity before items below	$17.04	$16.26	$15.92	4.8%	2.1%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	0.19	1.46	1.24
Total	$17.23	$17.72	$17.16	-2.8%	3.3%

Segmented composition of
shareholders' equity per share:
Excluding run-off segment	$15.73	$16.14	$15.89	-2.5%	1.6%
RFIG run-off segment	1.50	1.58	1.27
Consolidated total	$17.23	$17.72	$17.16	-2.8%	3.3%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of December 31, 2018, the consolidated investment portfolio reflected an allocation of approximately 74% to fixed-maturity and short-term investments, and 26% to high quality, dividend-paying equity securities. The asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	December 31,
	2018	2017	2016
Beginning balance	$17.72	$17.16	$14.98
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	1.89	1.21	1.62
Net of tax realized investment gains (losses):
From actual transactions	0.16	0.53	0.19
From impairments	—	—	(0.01)
From revaluation of deferred taxes	—	0.40	—
Subtotal	0.16	0.93	0.18
Net of tax unrealized investment gains (losses) on
securities carried at fair value:
Reported in net income (loss)	(0.79)	—	—
Reported as other comprehensive income (loss)	(0.59)	0.28	1.12
Subtotal	(1.38)	0.28	1.12
Total net of tax realized and unrealized
investment gains (losses)	(1.22)	1.21	1.30
Cash dividends (a)	(0.7800)	(1.7600)	(0.7500)
Debt conversion, stock issuance, and other transactions	(0.38)	(0.10)	0.01
Net change	(0.49)	0.56	2.18
Ending balance	$17.23	$17.72	$17.16
Percentage change for the period	-2.8%	3.3%	14.6%
__________________

(a)	Full year 2017 includes a special cash dividend of $1.00 per share.

Capitalization - The following table shows the components of ORI’s total capitalization. The most significant change during the year ended December 31, 2018 pertains to the completed conversion of the 3.75% convertible senior notes into ORI common stock in March 2018.

	Capitalization
	December 31,
	2018	2017	2016
Debt:
3.75% Convertible Senior Notes due 2018	$—	$470.6	$547.8
4.875% Senior Notes due 2024	396.8	396.2	395.6
3.875% Senior Notes due 2026	545.7	545.1	544.6
ESSOP debt	—	4.2	8.1
Other miscellaneous debt	38.8	32.4	32.4
Total debt	981.4	1,448.7	1,528.7
Common shareholders' equity	5,146.2	4,733.3	4,460.6
Total capitalization	$6,127.6	$6,182.0	$5,989.4

Capitalization ratios:
Debt	16.0%	23.4%	25.5%
Common shareholders' equity	84.0	76.6	74.5
Total	100.0%	100.0%	100.0%

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance enterprises. It is a member of the Fortune 500 listing of America’s largest companies. Its most recent financial statements reflect consolidated assets of approximately $19.32 billion and common shareholders' equity of $5.14 billion, or $17.23 per share. Its current stock market valuation is approximately $6.59 billion, or $21.77 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2018, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.9% per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.1% annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 8.9% per share, and the regular cash dividend has grown at an 8.5% annual compound rate.

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 100 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth. Moreover, Old Republic has paid a cash dividend without interruption since the World War II year of 1942 (77 years), and it has raised the annual cash dividend pay-out for each of the past 37 years.

Special Conference Call Information

Old Republic has scheduled a special conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter 2018 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 888-224-1141.

Interested parties may also listen to a replay of the call through January 31, 2019 by dialing 844-512-2921, passcode 7778694, or by accessing it on Old Republic International's website through February 24, 2019.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2017 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100